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                                                                   Exhibit 10.37

                            Translation from Russian

                                    CONTRACT
                             ON LABORATORY RESEARCH

     March 24, 2000                                     Khabarovsk

        FGUGGP "KhabarovskGeologiya" (the "Performer"), represented by Mr. M. Turbin, its General Director, acting on the basis of its Charter, and ZAO "Tas-Yurjah" Mining Company (the "Client"), represented by Mr. V. Kravtsov, its General Director, acting on the basis of its Charter, have entered into this Contract with respect to the following:

1.      SUBJECT OF THE CONTRACT

        The Client assigns and the Performer accepts an assignment on conducting the following tests:

1.1     Grinding and abrasion of samples up to 0,074 mm (200 bags);

1.2     Spectral gold-metric analysis -- V category of accuracy;

1.3     Spectrum analysis -- V category of accuracy;

1.4     Assay analysis -- III category of accuracy.

2.      PARTIES' OBLIGATIONS

2.1     The Client shall:

2.1.1 Ensure the delivery of core samples -- 4,000 pieces, according to a schedule coordinated with the Performer;

2.1.2 Observe requirements of OST-41-08-249-85 while transferring samples to the Performer.

2.1.3 Take out the samples from the Performer's warehouse within three months after completion of the tests;

2.1.4 Pay for the work done by the Performer in accordance with Section 3 of this Contract.

2.2     The Performer shall conduct the tests:

2.2.1 According to the schedule coordinated with the Client (Attachment 1 to this Contract);

2.2.2 In accordance with the analytical methods, GOSTs and OSTs accepted by the Central Laboratory.

2.3 The tests' results shall be submitted to the Client either after completion of the tests or by completion of certain tests' stages, as coordinated with the Client.

2.4 The Performer shall consult and provide methodological help to the Client with respect to the tests.

3.      COSTS AND PAYMENTS
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3.1     The cost of the Contract (in prices in effect as of April, 2000) is
        434,344 (four hundred thirty-three thousand three hundred forty-four) rubles, including VAT (20% - 72,391 rubles).

3.2 The cost is calculated in accordance with CCH, issue 7, and can be re-calculated quarterly, depending on the price-index changes.

3.3 Prior to the commencement of the tests, the Client shall transfer to the Performer's bank account no less than 50% of the cost of the Contract. The final costs shall be determined in accordance with the work actually done by the Performer. Within 10 days after the acceptance of the work, the Client shall pay the Performer the cost of the Contract minus the sum of an advance (already paid).

3.4 For each completed test the Performer shall issue an Act of Acceptance, in two copies. Within 3 (three) days the Client shall sign both copies of the Act and return one signed copy to the Performer. If the Client disagrees with the Act, the Client shall within three days submit its claim to the Performer. Within 10 (ten) days after receiving the Client's claim, the Parties shall resolve their disagreements.

3.5 For each day of a delayed payment the Client shall pay a fine in the amount of 0.3% of the delayed payment.

4.      PARTIES' RESPONSIBILITIES

4.1 If the Client failed to follow the requirements of OST-51-08-249-85 while submitting the samples to the Performer, the Performer has the right to refuse acceptance of the samples until all discrepancies are removed.

4.2 If the Client does not deliver the samples, or if the Client cancels the Contract (or part of it) and these actions have no connection with the violation of the Contract by the Performer, the Performer has the right to demand compensation for all damages sustained by the Performer, and payment of a fine in the sum of 0.6% of the value of the part of the non-performed tests. The Performer has the right to re-negotiate the test schedule if the Client violates the terms of the samples' delivery.

4.3 If the laboratory tests are defective due to the Performer's fault, the Performer shall correct the tests.

4.4 If the Performer is responsible for not completing the laboratory tests on time, as is indicated in the schedule coordinated with the Client, the Performer shall pay a fine in the sum of 0.6% of the costs of the tests not completed on time.

4.5 If the Client violates the terms of payments (paragraph 3.3 above) the Performer has the right to extend the term of the completion of the tests but no longer than for one month, and transfer to the Client the results of laboratory tests only after the full payment is received by the Performer.

4.6 All conflicts under this Contract shall be resolved in accordance with the current Russian legislation.

4.7 All tests results are considered a confidential information and can be used only by the Client.

5.      TERM OF THE CONTRACT. PARTIES' LEGAL ADDRESSES

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5.1     This Contract is valid from May 1, 2000 through December 31, 2000.

5.2 This Contract can be amended, modified or terminated prior to its expiration by a mutual agreement of the Parties.

5.3 All changes, modifications and early termination of this Contract shall be executed as Amendments to this Contract.

5.4     Parties' legal addresses and banking information:


        Signatures

        The Performer: Turbin M.T.           The Client:  Kravtsov V.A.

        /s/ Turbin M.T.                      /s/ Kravtsov V.A.
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THE PIONEER GROUP, INC.

60 State Street
Boston, MA 02109-1820
617-742-7825


[PIONEER LOGO]

     The undersigned hereby certifies that the translation of the Contract on Laboratory Research dated as of March 24, 2000 by and between FGUGGP "KhabarovskGeologiya" and Closed Joint-Stock Company "Tas-Yurjah" Mining Company to which this certification is attached is a fair and accurate translation of the original document executed in Russian.

Dated: June 9, 2000


                                        /s/ Catherine Mannick
                                        ----------------------------------------
                                        Name:  Catherine Mannick
                                        Title: Vice President and Assistant
                                        General Counsel, The Pioneer Group,
                                        Inc.